Exhibit 10.1

GUARANTY AND PERFORMANCE AGREEMENT

This Guaranty, dated as of December 30, 2014 (this “Guaranty”), is by Fosun International Limited (the “Guarantor”) in favor of Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Guaranteed Party”). Reference is hereby made to the Agreement and Plan of Merger among Miracle Nova II (US), LLC, a Delaware limited liability company (“Parent”), Miracle Nova III (US), Inc., a Delaware corporation (“Sub”), and the Guaranteed Party, dated as of the date of this Guaranty (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”). Capitalized terms used in this Guaranty but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

1. Guaranty. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not as a surety, to the Guaranteed Party, as and to the extent provided in this Guaranty, the full and timely payment and performance by Parent and Sub of all of Parent’s and Sub’s respective covenants, obligations, undertakings and liabilities for damages and otherwise under the Merger Agreement (as such covenants, obligations undertakings and liabilities may be modified, amended, waived or terminated in accordance with the terms of the Merger Agreement, collectively, the “Guaranteed Obligations”). The Guarantor acknowledges that it is receiving benefits in connection with providing this Guaranty.

2. Terms of Guaranty.

(a) This Guaranty is one of payment and performance, not collection.

(b) The liability of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, unconditional and irrevocable. It is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor under this Guaranty, which shall remain absolute and unconditional as described above: (i) the existence of any claim, set off, defense or other right that the Guarantor may have at any time against any person, including, without limitation, the Guaranteed Party (in each case, other than any defense that Parent or Sub may have that payment of the applicable Guaranteed Obligation is not owed, or performance of the applicable Guaranteed Obligation is not due or has been satisfied, pursuant to the terms and conditions of the Merger Agreement); (ii) any change, change of control, restructuring or termination of the corporate existence of Parent or Sub; or (iii) any change in time, manner, place of payment, extension, renewal or any other terms of the Guaranteed Obligations (in each case, other than any defense that Parent or Sub may have that payment of the applicable Guaranteed Obligation is not owed, or performance of the applicable Guaranteed Obligation is not due or has been satisfied, pursuant to the terms and conditions of the Merger Agreement). Furthermore, the Guarantor waives diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, protest, promptness, obligation to protect, secure or perfect any security interest, notice of non-performance, default, dishonor and protest, all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of Parent, Sub or any other person interested in the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”), and all suretyship defenses generally (in each case, other than any defense that Parent or Sub may have that payment of the applicable Guaranteed Obligation is not owed, or performance of the applicable Guaranteed Obligation is not due or has been satisfied, pursuant to the terms and conditions of the Merger Agreement).

(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in the Guaranteed Party’s reliance upon this Guaranty, and all dealings between Parent, Sub or the Guarantor, on the one hand, and the Guaranteed Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. When pursuing its rights and remedies under this Guaranty against the Guarantor, the Guaranteed Party shall be under no obligation to pursue such rights and remedies it may have against Parent, Sub or any other person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments from Parent, Sub or any such other person or to realize upon or to exercise any such right of offset, and any release by the Guaranteed Party of Parent, Sub or any such other person or any right of offset, shall not relieve the Guarantor of any liability under this Guaranty, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Guaranteed Party.

(d) The Guaranteed Party shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Sub becomes subject to a bankruptcy, reorganization or similar Proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations under this Guaranty. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligation is rescinded or must otherwise be returned or restored for any reason whatsoever, the Guarantor shall remain liable under this Guaranty with respect to the Guaranteed Obligation as if such payment had not been made, and the Guarantee shall be reinstated and shall continue even if otherwise terminated.

(e) The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Sub or any other person liable with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Sub or any other person liable with respect to any of the Guaranteed Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Parent or Sub or any other person liable with respect to any of the Guaranteed Obligations, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been irrevocably paid in full in cash or otherwise fully satisfied and performed. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be segregated from other property and funds of the Guarantor, and such amount shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

3. Agreement to Perform or Cause Performance. The Guarantor shall be bound by the covenants set forth in Article V of the Merger Agreement as if the Guarantor were a party to the Merger Agreement as “Parent” and shall cause each of its affiliates to make all filings and take or effect any and all actions, necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Transactions to the extent required under Section 5.06 the Merger Agreement. In addition, the Guarantor shall cause Parent and Sub to comply with and fully perform their respective obligations under the Merger Agreement.

4. Sole Remedies. The Guaranteed Party agrees that it has no right of recovery in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the Transactions against the Guarantor, any former, current or future, direct or indirect, representative of the Guarantor, any former, current or future, direct or indirect, holder of any equity interests or securities of the Guarantor (whether such holder is a limited or general partner, member, shareholder or otherwise but specifically excluding Parent and Sub) or any former, current or future representative of any of the foregoing (each such person, a “Related Person”), through Parent, Sub or otherwise, except for its rights against the Guarantor under this Guaranty. Recourse against the Guarantor under this Guaranty shall be the sole and exclusive remedy of the Guaranteed Party and all of its Subsidiaries against the Guarantor or any Related Person in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the Transactions. The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its Subsidiaries not to institute, any Proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the Transactions, against the Guarantor or any Related Person, except for claims of the Guaranteed Party against the Guarantor under this Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, nothing set forth in this Guaranty shall affect any liability of the Guarantor or any Related Person with respect to fraud or any liability of Parent or Sub. Except as provided in Section 8.06 of the Merger Agreement, this Guaranty is not intended to and shall not confer any rights or remedies upon any person other than the parties to this Guaranty and their respective successors and permitted assigns, except for, in the event the Effective Time shall have occurred, (i) the rights of the Guaranteed Party’s shareholders to receive the Merger Consideration and the other payments contemplated by the Merger Agreement and (ii) the rights of each Indemnified Party and each Indemnified Party’s heirs, executors, administrators and representatives under Section 5.09 of the Merger Agreement.

5. Termination. This Guaranty shall terminate (other than Sections 2, 6, 8, 9, and 11 through 19) and the Guarantor shall have no further obligation under this Guaranty as of the earliest to occur of (i) the Effective Time and the full performance of Parent’s and Sub’s obligations with respect to the payment of the Aggregate Merger Consideration; (ii) 120 days following the termination of the Merger Agreement in accordance with its terms by mutual consent of Parent and the Guaranteed Party; and (iii) 120 days following the termination of the Merger Agreement under any circumstance other than pursuant to clause (ii) of this paragraph under circumstances wherein none of Parent, Sub or the Guarantor shall have any liability pursuant to the Merger Agreement or this Guaranty. Notwithstanding the foregoing, if on the date of termination of this Guaranty any Proceeding to enforce this Guaranty has been commenced or written notice of intent to seek recovery has been sent by the Guaranteed Party to the Guarantor, the Guarantor’s obligations under this Guaranty shall survive such termination until such Proceeding is finally and conclusively resolved.

6. Expenses. The Guarantor shall pay the Guaranteed Party, on demand by the Guaranteed Party from time to time, the amount of all reasonable expenses, including reasonable attorneys’ fees and expenses, paid or incurred by the Guaranteed Party in enforcing any of its rights under this Guaranty against the Guarantor.

7. Continuing Guarantee. Until terminated pursuant to the provisions of Section 5 of this Guaranty, this Guaranty shall (i) be a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) shall be binding upon the Guarantor, its successors and assigns and (iii) shall inure to the benefit of, and be enforceable by, the Guaranteed Party and its successors and assigns. All obligations to which this Guaranty applies or may apply under the terms of this Guaranty shall be conclusively presumed to have been created in reliance on this Guaranty.

8. Entire Agreement. This Guaranty constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Guaranty, except for the Merger Agreement, the Equity Commitment Letter and the Confidentiality Agreement.

9. Amendments and Waivers. This Guaranty may not be amended except by an instrument in writing signed by each of the parties. The waiver by any party of any breach or violation of, or default under, this Guaranty shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10. Counterparts. This Guaranty may be executed in two or more counterparts, and by the different parties to this Guaranty in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Guaranty (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Guaranty.

11. Notices. All notices or other communications required or permitted under this Guaranty shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission or e-mail (provided that telephonic confirmation of facsimile or e-mail transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to the Guarantor:

Fosun International Limited

Room 808, ICBC Tower

3 Garden Road

Central, Hong Kong,

Fax: +86.21.63321523

Attention Fangqing Hu

Email hufq@fosun.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Telephone: (415) 836-2500

Fax: (415) 836-2501

Attention:                Paul P. Chen

                                 Brad Rock

if to the Guaranteed Party:

Meadowbrook Insurance Group, Inc.

26255 American Drive

Southfield, Michigan 48034

Phone: (248) 358-1100

Fax: (248) 692-0378

Attention:    General Counsel

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Fax: (312) 853-7036

Attention:                Brian J. Fahrney

                                 Scott R. Williams

                                 Sean M. Carney

12. Governing Law; Specific Performance.

(a) This Guaranty shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

(b) The parties agree that irreparable damage for which money damages, even if available, wound not be an adequate remedy, would occur in the event that any of the provisions of this Guaranty were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty, this being in addition to any other remedy to which they are entitled at law or in equity.

13. Arbitration; Submission to Jurisdiction.

(a) Any claim, dispute or controversy arising out of or relating to this Guaranty, including the formation, performance, breach, termination, enforceability, interpretation or validity of this Guaranty, shall be fully and finally resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by a tribunal of three arbitrators. The arbitral tribunal shall be constituted as follows: each of the Guarantor and the Guaranteed Party shall nominate one arbitrator in accordance with the ICC Rules and the two party-nominated arbitrators shall then nominate the third arbitrator who shall act as the president of the tribunal. Each of the three arbitrators shall be fluent in English. The place of arbitration shall be London, England. The language of the arbitration shall be English and all written submissions to the arbitral tribunal, as well as all orders and awards of the arbitral tribunal, shall be in English. Where a breach or failure to perform any covenant or obligation in this Guaranty has been established, the arbitral tribunal shall have the authority to, upon the request of an aggrieved party, render an award for injunctive or other equitable relief as provided in Section 12 hereof, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity. Any award of the arbitral tribunal shall be final and binding on the parties and judgment may be entered on the award in any court of competent jurisdiction.

(b) Each of the Guarantor and the Guaranteed Party irrevocably and unconditionally:

(i) submits for itself and its property in any Proceeding relating to the recognition or enforcement of any award issued by an arbitral tribunal pursuant to Section 13(a), to the jurisdiction of the courts of Hong Kong, China and the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York, and agrees that all claims in respect of any such Proceeding may be heard and determined in such Hong Kong or New York courts or, to the extent permitted by law, in such federal court;

(ii) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Guaranty, (x) any claim that it is not personally subject to the jurisdiction of the courts in Hong Kong or New York as described in this Guaranty for any reason (other than a failure to serve process as described in Section 13(b)(iii)), (y) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) an arbitration award issued pursuant to Section 13(a) may not be enforced in or by such courts;

(iii) agrees that notice delivered as provided in this Guaranty shall constitute sufficient service of process for purposes of any Proceeding brought by any party or its affiliates or successors and assigns, and each party further waives and agrees not to assert any argument that such service is insufficient; and

(iv) agrees that nothing in this Guaranty shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York or Hong Kong.

14. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Party as to each of the matters set forth on Annex I of this Guaranty.

15. No Assignment. Neither this Guaranty nor any of the rights, interests or obligations under this Guaranty shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Severability. If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner; provided, however, that this Guaranty may not be enforced without giving effect to the provisions of Sections 4 and 5 of this Guaranty. No party shall assert, and each party shall cause its respective Subsidiaries not to assert, that this Guaranty or any part of this Guaranty is invalid, illegal or unenforceable.

18. Headings. The headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

19. Interpretation. If an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Guaranty, unless the context otherwise requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include masculine and feminine genders. As used in this Guaranty, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Guaranty to “Sections,” “Annexes” and “Exhibits,” are intended to refer to Sections of this Guaranty and the Annexes and Exhibits to this Guaranty. All references in this Guaranty to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Guaranty, refer to this Guaranty as a whole and not to any particular provision of this Guaranty. References herein to “as of the date hereof,” “as of the date of this Guaranty” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Guaranty.” The headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.

FOSUN INTERNATIONAL LIMITED

By:	/s/ Qiuping Duan
Name:	Qiuping Duan
Title:	Senior President Assistant

Guaranty and Performance Agreement

Agreed to and accepted by:

GUARANTEED PARTY:

MEADOWBROOK INSURANCE GROUP, INC.

By:	/s/ Robert S. Cubbin
Name:	Robert S. Cubbin
Title:	President and Chief Executive Officer

Guaranty and Performance Agreement

Annex I

(a) Organization. The Guarantor is a company duly organized, validly existing and in good standing, under the Laws of Hong Kong. The Guarantor has requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing, in good standing or have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions or the Guarantor’s ability to enter into this Guaranty or perform it obligations under this Guaranty.

(b) Authority Relative to Guaranty. The Guarantor has the requisite company power and authority to execute and deliver this Guaranty. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by it of its obligations under this Guaranty have been duly authorized by all necessary company action on the part of the Guarantor, and no other company proceedings on the part of the Guarantor are necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or the performance by the Guarantor of its obligations under this Guaranty. This Guaranty has been duly executed and delivered by the Guarantor and (assuming the due authorization, execution and delivery of this Guaranty by the Guaranteed Party) constitutes the valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) No Conflict; Required Filings and Consents.

(i) None of the execution, delivery or performance of this Guaranty by the Guarantor or the consummation by the Guarantor of its obligations under this Guaranty will: (i) conflict with or violate any provision of the certificate of incorporation, by-laws or any equivalent organizational or governing documents of the Guarantor; (ii) conflict with or violate any Law applicable to the Guarantor or any of its properties or assets; or (iii) require any consent or approval or payment under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in, or give to others any right of, any termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Guarantor pursuant to, any Contract to which the Guarantor is a party (or by which any of its properties or assets is bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), for (A) any such consents and approvals, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Guarantor to consummate the Transactions, or the Guarantor’s ability to enter into this Guaranty or perform its obligations under this Guaranty and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation of Liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Guarantor to consummate the Transactions, or the Guarantor’s ability to enter into this Guaranty or perform it obligations under this Guaranty.

(ii) None of the execution, delivery or performance of this Guaranty by the Guarantor or the consummation by the Guarantor or any of its affiliates of the Transactions will require

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(with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Michigan, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws, (iii) compliance with the applicable requirements of the Securities Act, the Exchange Act, the Hong Kong Securities and Futures Ordinance or the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited; (iv) compliance with any applicable international, federal or state securities “blue sky” Laws; and (v) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Guarantor to consummate the Transactions, or the Guarantor’s ability to enter into this Guaranty or perform its obligations under this Guaranty.

(d) Litigation. As of the date of this Guaranty, there is no Proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries or to which any of their respective properties or assets are subject that would reasonably be expected to prevent or materially delay the consummation of the Transactions, or the Guarantor’s ability to enter into this Guaranty or perform it obligations under this Guaranty. As of the date of this Guaranty, none of the Guarantor or any of its Subsidiaries is subject to any outstanding order, writ, injunction, stipulation, award, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the Transactions, or the Guarantor’s ability to enter into this Guaranty or perform it obligations under this Guaranty.

(e) Ownership of Company Securities. The Guarantor and its Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Guaranteed Party or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Guaranteed Party.

(f) Financing. The Guarantor has the financial capacity to pay and perform its obligations under this Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Guaranty shall be available to the Guarantor for so long as this Guaranty shall remain in effect in accordance with Section 5 of this Guaranty.

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